Exhibit 10.40

LEASE
Relating to Unit 2 Sceptre House,
Hornbeam Park, Harrogate

DATED 25th May 2005
MADE BETWEEN:
1. ST JAMES PROPERTY MANAGEMENT LIMITED
2. RTIX LIMITED

Registered Office: Hanover House, 22 Clarendon Road, Leeds, LS2 9NZ where a list of Members is available
Regulated by The Law Society
Ref: GS/AP/STJL/29

THIS LEASE is made the 25 day of May 2005
BETWEEN:

(1)	“The Landlord”	:	ST JAMES PROPERTY MANAGEMENT LIMITED (company Number 03149874) whose registered office is at Milton Croft, 107a Front Street, Thirsk, North Yorkshire YO17 IJP

(2)	“The Tenant”	:	RTIX LIMITED (Company Number 02511776) whose registered office is at Sceptre House, Hornbeam Square North, Harrogate, North Yorkshire HG2 8PB

(3)	“The Surety”	:
WHEREBY IT IS AGREED as follows:
1.	INTERPRETATION
1.1	In this Lease the following expressions shall have the following meanings hereby assigned to them:

“The Premises”	the premises specified in the First Schedule

“The Tenant’s Rights”	the rights specified in the Second Schedule

“The Landlord’s Rights”	the rights specified in the Third Schedule

“The Term”	the period of 5 years from and including the Commencement Dale and the period of any extension thereof or of any holding over whether by statute or at common law

“The Commencement Date”	21 February 2005

“The Rent”	fifty one thousand six hundred and forty pounds per annum (£51,640.00 p.a.)

“The Rent Payment Dates”	21st day of February, May, August and November

“The Rents”	the sums specified in the Fourth Schedule which sums are exclusive of Value Added Tax

“The Permitted Use”	the use of the Premises as offices within Class B1 of the Town and Country Planning (Use Classes) Order 1987

“The Planning Acts”	the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning & Compensation Act 1991, and any statutory modifications or re-enactments thereof and regulations or orders made thereunder

“The Specified Rate”	4% above Barclays Bank Plc Base Rate time to time

“The Insured Risks”	fire storm tempest lightning explosion riot civil commotion malicious damage impact flood bursting or overflowing of water tanks burst pipes discharge from sprinklers aircraft and other aerial devices or articles dropped from them (other than war risks) and such other risks as the Landlord may from time to time require to be covered provided that if insurance against any of the foregoing risks is not available on terms that the Landlord considers to be reasonable from an insurer who the Landlord considers to be reputable then the risks in question shall be excluded from this definition

“The Conduits”	all ducts tanks radiators water gas electricity and telephone supply pipes wires and cables sewers and drains meters and any other pipes wires and cables in under over or servicing the Premises
1.2	Words importing one gender only shall include any gender and those importing the singular number only the plural number and vice versa and any covenants entered into by two or more persons shall be entered into by such persons jointly and severally

1.3	Any obligation not to do an act or thing shall be construed as if it were a covenant not to do or permit or suffer such act or thing

1.4	The expressions “the Landlord” and “the Tenant” shall respectively include their successors in title

1.5	The Clause headings in this Lease are for reference only and shall not be taken into account in the construction or interpretation hereof

1.6	References to Clauses and to Schedules are references to Clauses and Schedules in this Lease

1.7	Any reference to an Act of Parliament shall include any modification extension or re-enactment thereof for the time being in force and shall include all instruments orders plans regulations permissions and directions for the time being made issued or given thereunder or drawing validity therefrom
2.	THE DEMISE

In consideration of the Rents hereby reserved and the covenants and agreements on the part of the Tenant hereinafter contained the Landlord hereby demises unto the Tenant ALL THOSE the Premises TOGETHER WITH the Tenant’s Rights and EXCEPTING AND RESERVING unto the Landlord the Landlord’s Rights TO HOLD the same UNTO the Tenant for the Term YIELDING AND PAYING the Rents in the specified manner without deduction

3.	THE TENANT’S COVENANTS

The Tenant hereby covenants with the Landlord as follows:-
3.1	To pay the Rents on the days and in manner aforesaid

3.2	To pay all existing and future rates taxes impositions assessments and outgoings whether parliamentary local or otherwise charged taxed or assessed upon the Premises or any part thereof or upon the Landlord or any owner or occupier in respect thereof and to indemnify the Landlord against any rates as aforesaid payable by the Landlord after the expiration or sooner determination of the Term through the Landlord’s inability to claim void rate relief tor the maximum period (commencing with the date of the expiration or sooner determination of the Term)

which would have been allowed had the Premises been occupied up to the date of the expiration or sooner determination of the Term but excluding any payments which may arise as a result of the Landlord dealing with its reversion

3.3	To pay for all supplies of gas water electricity or power consumed upon the Premises including all meter rents and standing charges

3.4	To comply at the Tenant’s expense with all Acts of Parliament regulations or orders in so far as the same relate to the Premises or the use thereof and not at any time to carry on or permit to be carried on upon the Premises any unlawful offensive noisy or dangerous trade or occupation or to cause any nuisance or annoyance to the Landlord or any adjoining occupiers

3.5	To pay all reasonable costs incurred by the Landlord:
3.5.1	in or in the proper contemplation of proceedings for forfeiture of this Lease

3.5.2	in connection with the recovery of any Rents if not paid on the due date

3.5.3	in connection with any licence or consent applied for by the Tenant under this Lease whether or not the same shall be granted or proceeded with provided that such consent is not unreasonably withheld

3.5.4	in connection with any steps taken in contemplation of or in connection with the preparation and service at any time during or within three months after the expiry or sooner determination of this Lease of any Schedule of Dilapidations

3.5.5	in connection with any steps taken in connection with the proper preparation and service of a notice under Sections 146 and/or 147 of the Law of Property Act 1925

3.5.6	in abating a nuisance caused or permitted or suffered by the Tenant on the Premises and executing all such works as may be necessary for abating a nuisance in obedience to a notice served by a Local Authority

3.5.7	in connection with any breach by the Tenant of any covenant on the part of the Tenant or any conditions herein contained

3.6	To repair maintain renew amend and otherwise keep the Premises and the Conduits in good and substantial repair and condition (damage by the Insured Risks and the existing disconnected computer network cabling only excepted) and in a clean and tidy condition and to renew or replace such parts thereof as may be necessary including locks and keys

3.7	In every third year of the Term and also in the last year of the Term (howsoever determined) to paint or decorate such parts of the exterior of the Premises usually or requiring to be painted or decorated and in the fifth year of the Term to similarly decorate the interior of the Premises in accordance with good current practice from time to time to the reasonable satisfaction of the Landlord

3.8	Not to make any alterations or additions to the Premises without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed

3.9	Not to use the Premises either in such manner as may render an increased premium to be payable for the insurance of the Premises (and to reimburse the Landlord in respect of any such increased premium that may become payable as a result) or in such manner as may render the said insurance void or voidable and in particular not to interfere with or alter any sprinkler system now or during the Term installed in the Premises and keep unobstructed the sprinkler heads and comply with any requirements of the Landlord’s insurers in respect of the Premises and which have been notified to the Tenant

3.10	In the event of the Premises or any part thereof being damaged or destroyed by fire or the occurrence of any one or more of the Insured Risks at any time during the Term and the insurance money under any policy or insurance effected thereof by the Landlord being wholly or partially irrecoverable by reason solely or in part of any act or default of the Tenant the Tenant will forthwith (in addition to the said rents) pay to the Landlord the whole or (as the case may be) a fair proportion of the cost of rebuilding and reinstating the same any dispute as to the proportion to be so contributed by the Tenant shall be referred to the award of a single arbitrator to be appointed by the President for the time being of the Royal Institution of Chartered Surveyors and in accordance with the provisions of the

Arbitration Act 1996 or any statutory modification or re-enactment thereof for the time being in force

3.11	To permit the Landlord to enter the Premises on 48 hours written notice given to the Tenant (except in case of emergency):
3.11.1	for the purposes of examining the state and condition thereof the Tenant making good any defects in the same which are the responsibility of the Tenant hereunder in accordance with a notice within 2 months of the service of such notice to that effect given by the Landlord (and in default the Landlord shall be entitled to make good any such defects and charge the cost thereof to the Tenant) and

3.11.2	to carry out any works or repairs to the Premises or the Conduits as the Landlord may require the Landlord making good any damage to the Premises thereby caused
3.12	To comply at the Tenants own expense with all laws for the time being in force (including regulations and bye-laws) relating to town planning public health and sanitation fire prevention the regulation of shops offices dwellinghouses factories or other types of premises and regulations of trade and hours of trade or any other matters affecting the Premises and the use made or intended to be made thereof and to do and execute all such works at the Tenants own expense as may be directed or required to be done by such laws

3.13	Not at any time during the Term to do or omit or permit to be done or omitted anything on or in connection with the Premises the doing or omission of which shall be a contravention of the Planning Acts and to indemnify the Landlord against all actions proceedings damages penalties costs levies charges claims and demands in respect of such acts or omissions or any of them and not to apply for any consents whatsoever under the Planning Acts without the prior approval of the Landlord such approval not to the unreasonably withheld or delayed

3.14	To keep the Premises sufficiently supplied and equipped with fire fighting and extinguishing apparatus and appliances and to comply with any requirement of the Landlord’s insurers in respect of the Premises which has been notified to the Tenant

3.15	Not to attach or exhibit any signboard advertisement inscription bill placard or sign whatsoever in or on to the Premises or the windows thereof so as to be seen from the exterior without the previous written consent of the Landlord which shall not be unreasonably withheld in respect of a sign stating the Tenant’s name and business or profession (such signs if the Landlord so requires to be removed and any damage caused thereby made good by the Tenant at the end or sooner determination of the Term). In case of any breach of the foregoing the Landlord shall in addition to any other remedy it may possess have the right at any time without notice to the Tenant or to the occupiers of the Premises to enter upon the Premises and to remove and destroy any bills signs notices board advertisements or posters displayed or exhibited in breach of this covenant and all expenses incurred together with interest thereon at the Specified Rate from the date of expenditure by the Landlord shall be paid by the Tenant to the Landlord on demand and shall be recoverable as rent

3.16	Not to block or obstruct or allow to become blocked or obstructed any of the Conduits and not to leave any goods or articles outside the Premises

3.17	3.17.1 Save as hereinafter expressly permitted not to hold on trust for another assign transfer underlet mortgage charge or share or part with the possession or occupation of the Premises or any part or parts thereof or permit any person deriving title from the Tenant so to do PROVIDED THAT if the following provisions of this clause are complied with in full the following transactions will be permitted (a “permitted transaction”) subject to the Landlord’s consent such consent not to be unreasonably withheld or delayed:
3.17.1.1	an assignment or transfer of the whole of the Premises

3.17.1.2	an underlease of the whole of the Premises
3.17.2	For the purposes of the preceding sub-clause and Section 19(1A) of the Landlord and Tenant Act 1927 it shall be reasonable for the Landlord to withhold consent to an assignment of the whole of the Premises unless:
3.17.2.1	the tenant for the time being under this Lease enters into an Authorised Guarantee Agreement within the meaning of the

Landlord and Tenant (Covenants) Act 1995 with the Landlord in such form as the Landlord may reasonably require

3.17.2.2	any sum due to the Landlord under this Lease is paid and any other material breach of the Tenant’s covenants in this Lease is remedied

3.17.2.3	the Landlord has received an undertaking from the tenant’s solicitors in such form as the Landlord may reasonably require to pay to the Landlord on demand the reasonable legal and surveyor’s costs and disbursements (including Value Added Tax) incurred by the Landlord in considering the tenant’s application and preparing, negotiating and entering into any relevant documentation whether or not the application is withdrawn or the Landlord’s consent is granted
3.17.3	Prior to any underlease the proposed underlessee shall enter into a formal Deed to be prepared by the Landlord’s Solicitor containing direct covenants with the Landlord to observe and perform the covenants on the part of the Tenant and the conditions herein contained (other than for the payment of rent) including the provisions of this clause

3.17.4	Prior to any permitted transaction (if the Landlord reasonably so requires) a surety or sureties of sufficient standing shall enter into a formal Deed to be prepared by the Landlord’s Solicitor containing direct covenants with the Landlord to secure the obligations of the assignee or transferee of this Lease to the Landlord

3.17.5	Any underlease shall:
3.17.5.1	be granted at the full open market rent without any premium (and in no case at a rent less than the rent hereby reserved) with rent being payable in advance at the times specified in this Lease

3.17.5.2	contain covenants controlling dealings in accordance with the provisions of this clause

3.17.5.3	be in a form approved by the Landlord such approval not to be unreasonably withheld or delayed
3.17.6	In respect of any underlease the Tenant shall:
3.17.6.1	enforce the observance and performance of the covenants and conditions therein contained and not waive any breach of covenant by the underlessee

3.17.6.2	not vary the terms thereof or accept a surrender thereof without the Landlord’s consent such consent not to be unreasonably withheld

3.17.6.3	not commute in whole or in part any rent payable thereunder
	3.17.7	Upon every application for consent required by this clause to disclose to the Landlord such information as to the terms of the proposed transaction as the Landlord shall reasonably require and to supply to the

Landlord on demand the names and addresses of any persons deriving title from the Tenant (whether mediately or immediately) together with details of the rent payable by any such tenant and the other terms of any such tenancy

	3.17.8	Within one month after its date to produce to the Landlord’s Solicitors a certified copy of every assignment, transfer, underlease, charge,

mortgage or other document evidencing a devolution of this Lease or the

Premises paying the Landlord’s reasonable fee for each such registration

3.17.9	Where the Tenant is a company nothing in this sub-clause shall prevent the Tenant from sharing or parting with the possession of the Premises or any part or parts thereof with or to a group company (within the meaning of Section 42 of the Landlord and Tenant Act 1954) for so long as such company remains a group company PROVIDED THAT no relationship of landlord and tenant is created or security of tenure obtained and the Landlord is notified of such sharing or parting with the possession of the Premises in writing

3.18	Not to use Premises for any purpose other than Permitted Use

3.19	Not to do anything or suffer anything whereby the policy or the Policies of Insurance on the Premises or any adjoining property of the Landlord may become void or voidable

3.20	Not to keep or suffer to be kept on the Premises any material of dangerous combustible or an explosive nature or the keeping of which may contravene any Statute Order or Local Regulations or Bye-laws or constitute a nuisance to the Landlord or the Tenant or occupiers of neighbouring property

3.21	Not to do or suffer to be done in the Premises or any part thereof any act matter or thing whatsoever which may be or tend to toe to the annoyance nuisance damage or disturbance of the Landlord or the owners occupiers or users of any adjoining property

3.22	To indemnify the Landlord from and against all actions claims and demands by third parties in respect of any damage or injury caused by or arising from the use and occupation of the Premises by the Tenant its servants employees or other persons under its control and to make good any damage caused by the Tenant or such other persons as aforesaid

3.23	To yield up the Premises at the expiry of the Term (or sooner determination thereof) in a state and condition in accordance with the covenants on the part of the Tenant herein contained and emptied of all goods of the Tenant

3.24	To give full particulars to the Landlord of any notice direction order or proposed for the same made or given or issued to the Tenant by any local or public authority within seven days of receipt and if so required by the Landlord produce it to the Landlord and without delay take all necessary steps to comply with the notice direction or order and at the request of the Landlord but at the cost of the Tenant to make or join with the Landlord in making such objection or representation against or in respect of any proposal for a notice direction or order as the Landlord shall deem expedient

3.25	Throughout the said term to preserve unobstructed and undefeated all rights of light and other easements appertaining to the Premises in any way and at all times to afford to the Landlord such facilities and assistance as may enable the

Landlord to prevent the acquisition by anyone of any right of light or other easement over the Premises or any part thereof
3.26	To permit the Landlord at any time during the last six months of the tenancy to permit persons with written authority from the Landlord or its agents at reasonable times of the day to view the Premises upon 48 hours previous notice

3.27	Where the Tenant is required by this Lease to pay to the Landlord or any other person any sum in respect of the Rents and the supply of goods or services the Tenant will also pay any Value Added Tax (or substituted tax) which is chargeable whether or not at the option of the Landlord PROVIDED THAT the Tenant shall only be required to make any such payments on production and delivery to the Tenant of a valid VAT invoice
4.   THE LANDLORD’S COVENANTS
     The Landlord hereby covenants with the Tenant as follows:-
4.1	That the Tenant paying the Rents and. observing and performing all the covenants and agreements by the Tenant herein contained may quietly possess and enjoy the Premises during the Term without any lawful interruption from the Landlord or any person claiming under or in trust for the Landlord
4.2	To insure the Premises against loss or damage by the Insured Risks and in such amount as the Landlord may in its reasonable discretion consider to be the reinstatement value from time to time including three years’ loss of rent and in case of destruction of or damage to the Premises or any part thereof from any cause covered by such insurance as to make the same unfit for occupation and use to lay out all moneys received in respect of such insurance (other than for loss of rent architects’ and surveyors’ fees and demolition and clearance expenses) in rebuilding and reinstating the same as soon as reasonably practicable provided that the Landlord is not prevented from rebuilding or reinstating by a lawful requirement of a competent authority
5.    AGREEMENTS
     The Landlord and the Tenant hereby agree as follows:-
     5.1 If at any time during the Term either:

5.1.1	the Rents or any part or instalment thereof shall be unpaid for fourteen days after the date the same shall have become due (whether legally demanded or not); or

5.1.2	the Tenant shall at any time fail to perform or observe any of the covenants or conditions on the part of the Tenant herein contained: or

5.1.3	the Tenant (not being a body corporate) shall become bankrupt or (being a body corporate) shall enter into liquidation whether compulsory or voluntary or a Receiver is appointed over any or all of its assets;

then and in any such case the Landlord may at any time thereafter re-enter the Premises and immediately thereupon the tenancy hereby created shall absolutely determine but without prejudice to the rights and remedies of the Landlord against the Tenant
5.2	If the Premises or any part thereof shall be destroyed or damaged by any of the Insured Risks so as to be unfit for occupation, and use:
5.2.1	the Rents or a fair proportion thereof according to the nature and extent of the damage shall he suspended until the Premises shall be again rendered fit tor occupation and use provided the insurance policy shall not have been vitiated or payment of the policy monies refused in whole or in part in consequence of any act or default of the Tenant, and

5.2.2	within six months from the date of damage or destruction either party may determine this tenancy by giving to the other 3 months notice in writing and upon the expiry of such notice the tenancy hereby created will absolutely cease bat without prejudice to any rights or remedies that may have accrued to either party and any money received in respect of any insurance effected by the Landlord shall belong to the Landlord

5.3	Nothing herein contained or implied shall be taken to be a covenant warranty or representation by the Landlord that the Premises can at the date hereof lawfully be used for any particular purpose

5.4	Any disputes arising between the Landlord and the Tenant in connection with this Lease shall be referred to any independent surveyor to be appointed in default of

Agreement by the President of the Leeds Law Society for the time being on the application of either party thereto. Such surveyor shall act as an expert and not as an arbitrator and his decision shall be binding on the parties hereto and his costs shall be borne equally by the parties hereto

5.5	Except to the extent that the Landlord may be liable under its covenants herein or by law notwithstanding any agreement to the contrary the Landlord shall not be liable in any way to the Tenant or any undertenant or any servant agent licensee or invitee of the Tenant or any undertenant by reason of:
5.5.1	any act neglect default or omission of any of the tenants or owners or occupiers of any adjoining or neighbouring premises or of any representative or employee of the Landlord (unless acting within the scope of the express authority of the Landlord), or

5.5.2	the defective working stoppage or breakage of or leakage or overflow from any Conduit, or

5.5.3	the obstruction by others of the areas over which rights are granted by this Lease
5.6	If the Tenant shall desire to determine this Lease on the [21st August 2007], (“Break Date”) and shall not give less than 6 months notice of such desire to the Landlord than at the Break Date this Lease and everything herein contained shall cease and determine but without prejudice to any claim by the Landlord or the Tenant in respect of any antecedent breach of any covenant condition or agreement herein contained

5.7	If when the Tenant has vacated the Premises after the expiration or sooner determination of the Term there is any property (ostensibly belonging to the Tenant) remaining in or on the Premises which the Tenant shall fail to remove from the Premises within twenty-eight days after being requested by the Landlord so to do by a notice in that behalf then the Landlord may at any time thereafter as the agent of the Tenant (duly hereby appointed by the Tenant to act in that behalf) sell such property without liability for loss or damage and hold the proceeds of sale (after deducting any monies due and owing to the Landlord from the Tenant and the costs and expenses of removal and storage (including a reasonable charge payable to the Landlord if such property is stored in premises of or rented or hired by the Landlord pending sale) to the order of the Tenant without liability for interest thereon or to account to the Tenant PROVIDED ALWAYS the Tenant will indemnify the Landlord against any liability incurred by if to any third party whose property (which is in the Premises with the knowledge or consent or the Tenant) shall have been sold by the Landlord in the bona fide mistaken belief that such property belonged to the Tenant available to be sold under the terms of this sub-clause

5.8	Except to the extent that compensation may be payable by law notwithstanding any agreement to the contrary neither the Tenant nor any undertenant or any occupier of the Premises at any time shall be entitled to any compensation at the end of the Term or upon leaving the Premises

5.9	The Contracts (Rights of Third Parties) Act 1999 shall not apply to (and no person other than the parties to or their lawful successors in title shall be entitled to enforce) any of the provisions of this Lease
IN WITNESS whereof this Deed has been executed
THE FIRST SCHEDULE
The Premises
     The self contained office premises situate at and. known as Unit 2 Sceptre House, Hornbeam Square, North Hornbeam Business Park, Harrogate, North Yorkshire HG2 8PB including all carpets therein
THE SECOND SCHEDULE
The Tenant’s Rights
1.	The free and uninterrupted passage and running of water soil gas telephone electricity and other services from and to the Premises through the Conduits

2.	The right of passage and way (in common with the Landlord and all other persons who shall from time to time have the like right) with or without vehicles of any and every kind for the Tenant his servants agents customers and licensees and other persons authorised by the Tenant over and along the service road serving the Premises subject to the following conditions :-

2.1	The Tenant shall not use or permit to be used by his servants agents customers or licensees any part of the said service roads for parking or waiting or in any way obstruct the said service road

2.2	The Tenant shall comply with such reasonable directions as may be given by the Landlord or his agent for the regulation and direction of traffic and placement of trade refuse receptacles in the service road with a view to facilitating the use thereof by all persons entitled to rights thereover
3.	The right to park 18 private motor cars and commercial vehicles not exceeding 35 CWT in such spaces in the car park adjoining the Premises as the Landlord may from time to time designate
THE THIRD SCHEDULE
The Landlord’s Rights
1.	The full free and uninterrupted passage and running of water soil gas electricity and other services and supplies through the Conduits

2.	The full right and liberty at all times during the Term upon giving forty-eight hours prior written notice (except in case of emergency) to enter the Premises to construct lay empty cleanse maintain inspect alter extend connect make connection with replace relay or repair any conduits and to erect construct or lay in upon over or under the Premises any sewers drains channels watercourses ducts gutters pipes Conduits mains cables or the structures of works whatsoever which are required for the drainage of or for the supply of water gas electricity and all other services causing as little interference as possible to the Tenants trade or business and making good in a proper and workmanlike manner all damage caused to the Premises in the exercise of the said right

3.	All rights of light and air and all other easements which may interfere with the full user of the Premises and any adjoining or neighbouring land premises and buildings for building and development generally

THE FOURTH SCHEDULE
The Rents
1.    RENT
ALL such rents to be paid from the Commencement Date by equal payments in advance on the Rent Payment Dates in each year the first payment (if appropriate) being an apportioned amount from the Commencement Date until the first Rent Payment. Date by Bankets Standing Order if so required by the Landlord
2.    INSURANCE
2.1	All premiums payable by the Landlord during the Term for insuring the Premises against the Insured Risks

2.2	All premiums payable by the Landlord for insuring against loss of Rent for such period (being not less than 3 years) as the Landlord shall reasonably require having regard to the likely period required for reinstatement of the Premises in the event of partial or total destruction

2.3	The amount of any additional premiums payable during the Term for the insurance of any premises of the Landlord against the Insured Risks by reason of the trade or business carried on upon the Premises or anything done or kept thereon being deemed a hazardous or special risk by the Landlords Insurers All such amounts to be payable on demand
3.    COMMON OUTGOINGS
The whole or (as the case may be) a due proportion (such proportion to be conclusively determined by the Landlord or its Surveyor save in case of manifest error ) of any costs expenses and outgoings of whatsoever nature in or in connection with the Premises or any party walls fences Conduits passages stairways entrances roads pavements ear parks, service areas and other things the use of which is common to the Premises and any other property which the Landlord may expend or incur, all such amounts to be payable within 14 days of demand
4.    INTEREST

In the event of the Rents or any pan or installment thereof or any other sum due hereunder from the Tenant to the Landlord not being paid within fourteen days after the date the same shall have become due (whether legally demanded or not) the ‘Tenant shall pay Interest thereon at the Specified Rate from the date the same became due until actual payment is received (such interest to accrue before as well as after any judgement)

EXECUTED as a Deed by	)

ST JAMES PROPERTY MANAGEMENT	)

acting by:

Director
Director

EXECUTED as a Deed by )

RT1X LIMITED )

acting by:

Director
Director/Secretary